EXHIBIT 10.13(a)


NELCO
 HITEC


January 8, 1996



Suzanne Drake
c/o: NZ Properties, Inc-Director of Operations
NEW MEXICO AND ARIZONA LAND COMPANY
3033 North Forty-Fourth Street, Suite 270
Phoenix, Arizona 85018

Dear Suzanne,

Pursuant To Paragraph 55 of the Lease dated December 12, 1990 between NZ Properties, Inc. (as Lessor) and NelTec, Inc. (as Lessee) for the premises commonly known as 1420 West 12th Place, Tempe, Arizona, 85281, NelTec, Inc. hereby notifies NZ Properties, Inc. that it is exercising its option to renew the Lease for a period of five (5) years commencing on June 1, 1996 and ending on May 31, 2001.

Please advise us as to the amount of the rental adjustment applicable to the renewal period once you are able to make that determination following the availability of the appropriate information. Until such time as we receive such notification we will continue to pay monthly rental in the same amount presently in effect.

Please call to discuss any questions pertaining to this renewal, and I look forward to hearing from you soon.

Sincerely,

NELTEC,INC.



Mac Smith
General Manager

cc:  Steve Gilhuley, Park Electrochemical
     Phil Smoot, Nelco International Corporation
     Tom Spooner, Nelco International Corporation

MS/jam

[exh1013a]




1420 W. 12th Place - Tempe, Arizona 85281
(602) 967-5600 - FAX: (602) 967-6192